THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Panex Resources Inc.

DATED this 17nd day of February 2011.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	____/s/ Conrad C. Lysiak______________
Conrad C. Lysiak